LOAN AGREEMENT

                             BETWEEN

                       MALLON OIL COMPANY
                          ("Borrower")

                               AND

                      BANK ONE, TEXAS, N.A.
                            ("Bank")

                         March 20, 1996


                         LOAN AGREEMENT
                        TABLE OF CONTENTS

                                                              Page

1.  Definitions                                                1

2.  Commitments of the Bank                                    9
    (a)   Revolving Commitment                                 9
    (b)   Advance Line of Credit                               9
    (c)   Procedure for Borrowing                              9
    (d)   Monthly Reduction of Revolving Commitment           10
    (e)   Voluntary Reduction of Revolving Commitment
             and the Advance Line of Credit                   10

3.  Notes Evidencing Loans                                    10
    (a)   Form of Revolving Note                              10
    (b)   Form of Advance Note                                11
    (c)   Interest Rate on the Notes                          11
    (d)   Payment of Interest on the Revolving Note           11
    (e)   Payment of the Principal of the Revolving Note      11
    (f)   Payment on Principal and Interest on the Advance Note 11
    (g)   General                                             11

4.  Interest Rates                                            12
    (a)   Options For Revolving Loan                          12
    (b)   Interest Rate Determination                         13
    (c)   Conversion Option                                   13
    (d)   Advance Loan                                        13
    (e)   Recoupment                                          13

5.  Special Provisions Relating to Eurodollar Loans           14
    (a)   Unavailability of Funds or Inadequacy of Pricing    14
    (b)   Reserve Requirements                                14
    (c)   Taxes                                               14
    (d)   Change in Laws                                      15
    (e)   Option to Fund                                      15
    (f)   Indemnity                                           16
    (g)   Payments Not at End of Interest Period              16

6.  Collateral Security                                       16

7.  Borrowing Base                                            17
    (a)   Initial Borrowing Base                              17
    (b)   Subsequent Determinations of Borrowing Base         17

8.  Fees                                                      18
    (a)   Unused Portion Fee                                  18
    (b)   Commitment Fee                                      19
    (c)   Facility Fee                                        19
    (d)   Borrowing Base Increase Fee                         19

9.  Prepayments                                               19
    (a)  Voluntary Prepayments of Notes                       19
    (b)  Mandatory Prepayment of Revolving Note               19
    (c)  Mandatory Prepayment of Advance Line of Credit       20

10.  Representations and Warranties                           20
    (a)  Corporate Existence                                  20
    (b)  Corporate Power and Authorization                    20
    (c)  Guarantor                                            20
    (d)  Binding Obligations                                  21
    (e)  No Legal Bar or Resultant Lien                       21
    (f)  No Consent                                           21
    (g)  Financial Condition                                  21
    (h)  Liabilities                                          21
    (i)  Litigation                                           22
    (j)  Taxes; Governmental Charges                          22
    (k)  Titles, Etc.                                         22
    (l)  Defaults                                             22
    (m)  Casualties; Taking of Properties                     22
    (n)  Use of Proceeds; Margin Stock                        22
    (o)  Location of Business and Offices                     23
    (p)  Compliance with the Law                              23
    (q)  No Material Misstatements                            23
    (r)  Not A Utility                                        23
    (s)  ERISA                                                24
    (t)  Public Utility Holding Company Act                   24
    (u)  Subsidiaries                                         24
    (v)  Environmental Matters                                24
    (w)  Liens                                                24

11.  Conditions of Lending                                    24

12.   Affirmative Covenants                                  26
     (a)  Financial Statements and Reports                   27
     (b)  Certificates of Compliance                         28
     (c)  Accountants' Certificate                           28
     (d)  Taxes and Other Liens                              28
     (e)  Compliance with Laws                               29
     (f)  Further Assurances                                 29
     (g)  Performance of Obligations                         29
     (h)  Insurance                                          29
     (i)  Accounts and Records                               30
     (j)  Right of Inspection                                30
     (k)  Notice of Certain Events                           31
     (l)  ERISA Information and Compliance                   31
     (m)  Environmental Reports and Notices                  31
     (n)  Maintenance                                        31
     (o)  Operation of Properties                            32
     (p)  Compliance with Leases and Other Instruments       32
     (q)  Certain Additional Assurances Regarding Main-
             tenance and Operations of Properties            33
     (r)  Title Matters                                      33
     (s)  Curative Matters                                   33
     (t)  Change of Principal Place of Business              33

13.  Negative Covenants                                         33
     (a)  Liens                                                 34
     (b)  Consolidations, Mergers and Sales of Assets           34
     (c)  Current Ratio                                         34
     (d)  Debt Service Ratio                                    34
     (e)  Minimum Tangible Net Worth                            34
     (f)  Total Bank Debt                                       34
     (g)  Debts, Guaranties and Other Obligations               34
     (h)  Dividends                                             35
     (i)  Loans and Advances                                    35
     (j)  Investments                                           36
     (k)  Sale or Discount of Receivables                       36
     (l)  Nature of Business                                    36
     (m)  Hedging Transactions                                  36
     (n)  Amendment of Articles of Incorporation or Bylaws      37
     (o)  Sale of Assets                                        37
     (p)  Transactions with Affiliates                          37

14.   Events of Default                                         37

15.   Exercise of Rights                                        39

16.   Notices                                                   40

17.   Expenses                                                  40

18.   Indemnity                                                 40

19.   Invalid Provisions                                        41

20.   Maximum Interest Rate                                     41

21.   Amendments                                                42

22.   Multiple Counterparts                                     42

23.   Conflict                                                  42

24.   Survival                                                  42

25.   Parties Bound                                            42

26.   Participations                                           42

27.   Financial Terms                                          43

28.   Governing Law                                            43

29.   Choice of Forum: Consent to Service of Process and
         Jurisdiction                                          43

30.   Other Agreements                                         44

EXHIBITS
     Exhibit "A"     -     Notice of Borrowing
     Exhibit "B"     -      Revolving Note
     Exhibit "C"     -     Advance Note
     Exhibit "D"     -     Compliance Certificate

SCHEDULES
     Schedule 1     -     Permitted Liens
     Schedule 2     -     Financial Condition
     Schedule 3     -     Liabilities
     Schedule 4     -     Litigation
     Schedule 5     -     Subsidiaries
     Schedule 6     -     Environmental Matters
     Schedule 7     -     Title Matters
     Schedule 8     -     Curative Matters
     Schedule 9     -     Debts, Guarantees and other Obligations
     Schedule 10     -     Loans and Advances

                           LOAN AGREEMENT

     THIS LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 20th day of March, 1996, between MALLON OIL COMPANY, a Colorado corporation (hereinafter referred to as the "Borrower"), MALLON RESOURCES CORPORATION, a Colorado corporation (hereinafter referred to as the "Guarantor") and BANK ONE, TEXAS, N.A., a national banking association (hereinafter sometimes referred to as "Bank").

     W I T N E S S E T H:

     WHEREAS, Borrower has requested that the Bank provide Borrower with a reducing revolving line of credit facility and an advance line of credit and Bank is willing to make such facilities available to Borrower.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Definitions. When used herein the terms "Agreement," "Bank," "Borrower" and "Guarantor" shall have the meanings indicated above. When used herein the following terms shall have the following meanings (all terms defined in this Section 1 or other provisions of this Agreement in the singular shall have the same meanings when used in the plural or vice versa):

        "Advance or Advances" shall mean a loan or loans hereunder.

        "Advance Line of Credit" shall mean the commitment contained in Section 2(b) hereof.

        "Advance Loan" shall mean loan or loans made under the Advance Line of Credit pursuant to Section 2(b) hereof.

        "Advance Loan Maturity Date" shall mean September 30, 1997.

        "Advance Note" shall mean the $2,000,000 Advance Note described in Section 3(b) hereof.

        "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

        "Approved AFE" shall mean the AFE's for each well in the Drilling Program (as herein defined) which are approved by Bank prior to the Effective Date.

        "Base Rate" shall mean the fluctuating rate of interest per annum established from time to time by Bank as its Base Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

        "Base Rate Interest Period" shall mean with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and(ii) if any Base Rate Interest Period would otherwise end after the Maturity Date or the Advance Loan Maturity Date, as the case may be, such Interest Period shall end on the Maturity Date or the Advance Loan Maturity Date, as the case may be.

        "Base Rate Loan" shall mean any loan during any period which bears interest at the Base Rate plus the Base Rate Margin, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

        "Base Rate Margin" shall mean for the Revolving Commitment, three-fourths of one percent (.75%).

        "Borrowing Base" shall mean the value assigned by the Bank from time to time to the Oil and Gas Properties and other collateral in accordance with Section 7(b) hereof. Until the next determination of the Borrowing Base pursuant to Section 7(b) hereof the Borrowing Base for the Revolving Commitment shall be $10,500,000.00.

        "Borrowing Date" shall mean the date elected by the Borrower pursuant to Section 2 hereof for an Advance on the Revolving Commitment or the Advance Line of Credit.

        "Business Day" shall mean the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

        "Cash Flow" shall mean Borrower's Net Income or loss less preferred dividends plus non-cash charges, all as calculated in accordance with GAAP.

        "Change of Management" shall occur if George O. Mallon, Jr. or both Duane C. Knight, Jr. and Kevin M. Fitzgerald should cease to act as senior officers of Borrower.

        "Collateral" is used herein as defined in Section 6 hereof.

        "Contract Rate" shall mean the rate of interest per annum which Bank shall charge Borrower on the Advance Line of Credit, which rate shall be equal to the greater of (i) twelve and one-half percent (12.5%) per annum or (ii) the Base Rate plus four percent (4%) per annum.

        "Current Assets" shall mean the total of Borrower's current assets, determined in accordance with GAAP, plus current availability under the Revolving Commitment and the Advance Line of Credit.

        "Current Liabilities" shall mean the total of Borrower's current liabilities as determined in accordance with GAAP, excluding therefrom current maturities of the principal and interest due on the Revolving Commitment and the Advance Line of Credit.

        "Debt Service" shall mean Total Bank Debt divided by a number equal to the economic half life of the Oil and Gas
Properties as determined by the Bank from time to time pursuant to
Section 7(b).

        "Determination Date" is used herein as defined in Section 7 hereof.

        "Drilling Program" shall mean the development drilling program proposed by Borrower and approved by Bank prior to the Effective Date.

        "Effective Date" shall mean the date of this Agreement.

        "Environmental Laws" shall mean the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of
1984, 42 U.S.C.A. Section 6901, et seq., the Clean Air Act, 42 U.S.C.A.
Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A.
Section 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

        "Environmental Liability" shall mean any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined).

        "Environmental Lien" shall mean a Lien in favor of any court, governmental agency or instrumentality or any other Person
(i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Eurodollar Business Day" shall mean a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

        "Eurodollar Interest Period" shall mean with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2) or three
(3) months thereafter and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two
(2) or three (3) months thereafter; provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day,
(ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Revolving Maturity Date shall end on such Revolving Maturity Date. Borrower shall not be permitted to have outstanding at any time more than three (3) Eurodollar Tranches.

        "Eurodollar Loan" shall mean any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

        "Eurodollar Margin" shall mean two and one-half percent
(2.50%).

        "Eurodollar Rate" shall mean with respect to each Eurodollar Interest Period, the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Bank (at approximately 10:00 a.m., Dallas, Texas time three Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period such deposits being for a period of time equal to or comparable to such Eurodollar Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Eurodollar Rate by the Bank shall, in the absence of error, be conclusive and binding

        "Eurodollar Tranche" shall mean a Eurodollar Loan.

        "Financial Statements" shall mean balance sheets, income statements, statements of cash flow, and, on an annual basis, appropriate footnotes and schedules, prepared in accordance with GAAP.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "Guaranty" shall mean the unconditional guaranty of Guarantor.

        "Interest Payment Date" shall mean the earlier of (i) the last day of each Interest Period or (ii) the first day of each calendar month.

        "Interest Period" shall mean any Base Rate Interest Period, or Eurodollar Interest Period.

        "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, Environmental Lien, consolidated sale or title retention arrangement or other interest in property designed to secure repayment of a liability whether arising by agreement or under law, or otherwise.

        "Loan Documents" shall mean this Agreement, the Notes, the Guaranty, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

        "Material Adverse Effect" shall mean any circumstances or events which could have a material adverse effect (i) on the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or from the facts represented or warranted in this Agreement or any other Security Instrument (other than any representation or warranty related solely to a different point in time), or (ii) the ability of Borrower to carry out its business as it exists on the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Notes, this Agreement or the other Security Instruments on a timely basis.

        "Maximum Rate" shall mean, at any particular time in question, the maximum rate of interest which under applicable law may then be charged on the Note. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such maximum rate. If the applicable law ceases to provide for a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

        "Midland" shall mean Midland Bank, P.L.C.

        "Monthly Commitment Reduction" is used herein as defined in
Section 2 hereof.

        "Net Income" shall mean the Borrower's net income as determined in accordance with GAAP.

        "Net Operating Revenue" shall mean gross revenues from the oil and gas properties in the Drilling Program less production taxes, operating expenses and interest paid on the Advance Note.

        "Notes" shall mean the Revolving Note and the Advance Note.

        "Oil and Gas Properties" shall mean all oil, gas and mineral properties and interests, and related personal properties, in which Borrower have granted and hereinafter grants to Bank a first and prior lien and security interest.

        "Permitted Liens" shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens on any of the Oil and Gas Properties that existed as of the Effective Date or otherwise may be consented to by the Banks; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive the Borrower of any material right in respect of any of Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution having been stayed and continue to be stayed, and for which the Borrower have set aside on their books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of Borrower's assets or properties and that do not, individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operators (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to the construction, maintenance, development, transportation, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower have set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Borrower's assets and properties which are in existence at the Effective Date and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) Liens created by or pursuant to this Agreement or the Security Instruments; (xi) Liens existing at the date of this Agreement which have been disclosed to Bank on Schedule "1" hereto; (xii) Liens previous granted to Midland which are either being assigned to Bank on the Effective Date or released; or (xiii) any and all renewals and extensions of all or any of the foregoing.

        "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" shall mean any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower are required to contribute on behalf of their employees.

        "Revolving Commitment" shall mean the commitment contained in Section 2(a) of this Agreement.

        "Revolving Loan" shall mean loan or loans made under the Revolving Commitment pursuant to Section 2(a) hereof.

        "Revolving Maturity Date" shall mean March 31, 1999.

        "Revolving Note" shall mean the $35,000,000.00 Revolving
Note described in Section 3(a) hereof.

        "Security Instruments" shall mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, all Mortgages, Security Agreements, Assignments of Production and Financing Statements, and other collateral documents covering certain of Borrower's Oil and Gas Properties, and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance reasonably satisfactory to Bank.

        "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

        "Tangible Net Worth" shall mean an amount equal to Guarantor's consolidated stockholder's equity, as determined in accordance with GAAP.

        "Total Bank Debt" shall mean as of any date, the aggregate principal amount outstanding on the Revolving Note and the Advance Note.

        "Unscheduled Redeterminations" shall mean a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrower, (B) at any time it appears to the Bank, in the exercise of its discretion, that either (i) there has been a material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

     2.   Commitments of the Bank

        (a) Revolving Commitment. On the terms and conditions hereinafter set forth, the Bank agrees to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the lesser of (i) the Borrowing Base or (ii) $35,000,000.00 (the "Revolving Commitment"). Within the limit of this Section 2, the Borrower may borrow, repay without premium or penalty, and reborrow. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default. Each Advance under the revolving line of credit shall be an aggregate amount of at least $100,000.

        (b) Advance Line of Credit. On the terms and conditions hereinafter set forth, the Bank agrees to make Advances to Borrower from time to time during the period beginning on the Effective Date and ending on the Advance Loan Maturity Date in such amounts as Borrower may request up to the aggregate amount of $2,000,000.00 (the "Advance Line of Credit"). Advances under the Advance Line of Credit shall be used solely for the Drilling Program. The maximum amount that may be advanced for any well in the Drilling Program shall be limited to the lesser of 80% of (i) the Approved AFE for such well, or (ii) the actual cost to Borrower of such well. Once repaid, amounts may not be reborrowed hereunder. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default. Each Advance under the Advance Line of Credit shall be an aggregate amount of at least $25,000.00.

        (c) Procedure for Borrowing. Whenever Borrower desires an Advance on either the Revolving Loan or the Advance Loan, it shall give Bank telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Bank not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of Base Rate Loans; and (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) whether the Advance is a Revolving Loan or Advance Loan, (ii) if an Advance Loan, the Approved AFE amount for each well for which payment is to be made and the amount paid to date on each such Approved AFE, (iii) the Borrowing Date (which, if a Base Rate Loan shall be a Business Day, and if a Eurodollar Loan, a Eurodollar Business Day), (iv) the principal amount to be borrowed, (v) the portion of the borrowing constituting Base Rate Loans and/or Eurodollar Loans, (vi) if any portion of the proposed borrowing is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and (vii) the date upon which disbursement is required. Not later than 2:00 p.m., Dallas, Texas time, on the date for which the Advance was requested, Bank shall make available to Borrower at the same office, in immediately available funds, the aggregate amount of such requested Advance. Bank shall not incur any liability to Borrower in acting upon any notice referred to above which Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this
Section 2(c).

        (d) Monthly Reduction of Revolving Commitment. The Revolving Commitment shall be reduced as of the last day of each month beginning June 30, 1996, by an amount determined by the Bank pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $130,000.00 per month until redetermined pursuant to Section 7(b) hereof.

        (e) Voluntary Reduction of Revolving Commitment and the Advance Line of Credit. Borrower may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate either the Revolving Commitment or the Advance Line of Credit or both, provided, however, that (i) each reduction must be in a minimum amount of at least $100,000 and
(ii) each reduction must be accompanied by a prepayment of the Revolving Note or the Advance Note, as the case may be, in the amount by which the principal balance of the Revolving Note or the Advance Note, as the case may be, exceeds the Revolving Commitment or the Advance Line of Credit, as the case may be, as reduced pursuant to this Section 2(e).

    3.  Notes Evidencing Loans.  The loans described above in
Section 2 shall be evidenced by a promissory note of Borrower as follows:

        (a) Form of Revolving Note - The Revolving Loan shall be evidenced by a Revolving Note in the face amount of $35,000,000.00, and shall be in the form of Exhibit "B" hereto with appropriate insertion. Notwithstanding the principal amount of the Revolving Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Revolving Note, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments or prepayments actually received by Bank in collected funds with respect thereto. Although the Revolving Note shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Note may be higher, the Revolving Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the applicable Advances.

        (b) Form of Advance Note. The Advance Loan shall be evidenced by a Advance Note in the face amount of $2,000,000.00, and shall be in the form of Exhibit "C" attached hereto with appropriate insertions. Notwithstanding the principal amount of the Advance Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Advance Note, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually or prepayments received by Bank in collected funds with respect thereto. Although the Advance Note shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Advance Note may be higher, the Advance Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the applicable Advances.

        (c) Interest Rate on the Notes - The unpaid principal balance of the Revolving Note and the Advance Note shall bear interest from time to time as set forth in Section 4(a) and 4(d) hereof.

        (d) Payment of Interest on the Revolving Note - Interest on the Revolving Note shall be payable on the last day of each Interest Period.

        (e) Payment of the Principal of the Revolving Note - Principal of the Revolving Note shall be due on the Revolving Maturity Date, unless earlier due in whole or in part pursuant to the mandatory prepayment requirements of Section 9(b) hereof.

        (f)  Payment on Principal and Interest on the Advance Note
- Interest of the Advance Note shall be due and payable on the last day of each month. Principal on the Advance Note shall be due and payable monthly on the last day of each month in an amount equal to 100% of the Net Operating Revenue from the Project. The unpaid principal and interest due on the Advance Note shall be due and payable on the Advance Loan Maturity Date unless earlier due in whole or in part pursuant to the mandatory prepayment provisions of
Section 9(c) hereof.

        (g) General - Borrower shall pay the outstanding principal amount of each Eurodollar Loan on the last day of the Interest Period applicable thereto, which may be done by reborrowing hereunder so long as (i) the aggregate unpaid principal balance outstanding after any such reborrowing does not exceed the Revolving Commitment in effect at such time, as the same may be reduced from time to time hereunder, and (ii) no Event of Default has occurred and is continuing.

     4.  Interest Rates

        (a)  Options For Revolving Loan.

            (i) Base Rate Loans. Borrower agrees to pay interest on the Revolving Note calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Base Rate plus the Base Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Revolving Note representing Base Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

            (ii) Eurodollar Loans. Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Revolving Note shall be payable as specified in
Section 3(e) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. Upon three (3) Eurodollar Business Days written notice prior to the making by the Bank of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any date shall be a one (1), two (2) or three (3) month period. If Bank shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans. Borrower shall not be permitted to have outstanding at any time more than three (3) Eurodollar Tranches.

        (b) Interest Rate Determination. The Bank shall determine each interest rate applicable to the Revolving Note hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

        (c) Conversion Option. Borrower may elect from time to time (i) to convert all of any part of their Eurodollar Loans to Base Rate Loans by giving Bank irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of their Base Rate Loans to Eurodollar Loans by giving the Bank irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Revolving Note.

        (d) Advance Loan. The unpaid principal balance of the Advance Note shall bear interest (calculated on the basis of actual days in a year consisting of 365 or, if appropriate, 366 days) at a fluctuating rate per annum from day to day equal to the lesser of
(i) the Maximum Rate, or (ii) the Contract Rate. Subject to the provisions of this Agreement as to prepayment, the principal and interest on the Advance Note shall be payable as specified in
Section 3(f) hereof. Past due principal and, to the extent permitted by law, past due interest in respect of the Advance Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

        (e) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i), 4(a)(ii) or 4(d) above shall exceed the Maximum Rate, thereby causing the interest on the Note to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Note below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Note if the rate or rates selected pursuant to Sections 4(a)(i), 4(a)(ii) or 4(d), as the case may be, had at all times been in effect.

    5.  Special Provisions Relating to Eurodollar Loans

        (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Eurodollar Loan, Bank (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to Bank in the London interbank market; or (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to the Bank of maintaining or funding the Eurodollar Loans for such Interest Period, the obligations of the Bank to make the Eurodollar Loans, as the case may be, shall be suspended until such time as Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If Bank shall make such determination it shall promptly notify Borrower in writing and Borrower, at its option, shall either repay the outstanding Eurodollar Loans, as the case may be, owed to Bank, without penalty, on the last day of the current Interest Period or convert the same to Base Rate Loans in the case of Eurodollar Loans on the last day of the then current Interest Period for such Eurodollar Loan.

        (b) Reserve Requirements. In the event of any change in any applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over the Bank or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan or loans, or any other reserve, special deposit, or similar requirements against assets or deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or the London interbank market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans and the result of any of the foregoing is to increase the cost to the Bank in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by the Bank hereunder, then Borrower, at its option, shall either (i) pay to the Bank upon demand of the Bank as additional interest on the Revolving Note evidencing the Eurodollar Loans such additional amount or amounts as will reimburse the Bank for such additional cost or such reduction or (ii) convert such Eurodollar Loans to Base Rate Loans. The Bank shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of the Bank setting forth the basis for the determination of such amount necessary to compensate the Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent error.

        (c) Taxes. Both principal and interest on the Revolving Note evidencing any Eurodollar Loan are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Revolving Note evidencing the Eurodollar Loan or on any payment on the Revolving Note evidencing the Eurodollar Loans made to the Bank, then, and in any such event, Borrower shall pay to the Bank upon demand of the Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Revolving Note evidencing the Eurodollar Loan, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Eurodollar Loan are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to the Bank of principal of or interest on the Revolving Note evidencing the Eurodollar Loan by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of
Bank) then Borrower will pay upon demand by Bank the amount of loss to the extent that such loss is caused by such a change. The Bank shall give notice to Borrower upon becoming aware of the amount of any loss incurred by the Bank through enactment or promulgation of any such law which materially changes the basis of taxation of payments to the Bank. The Bank shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of the Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent error.

        (d) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Bank to maintain or fund its Eurodollar Loan hereunder, then the Bank shall promptly notify Borrower in writing and Borrower, at its option, shall either (i) repay the outstanding Eurodollar Loan owed to the Bank, without penalty, on the last day of the current Interest Periods (or, if the Bank may not lawfully continue to maintain and fund such Eurodollar Loan, immediately), or (ii) Borrower may convert such Eurodollar Loan at such appropriate time to Base Rate loans.

        (e) Option to Fund. The Bank shall have the option if Borrower elect a Eurodollar Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of the Revolving Note to which such Eurodollar Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder and under the applicable Revolving Note. The Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Revolving Note in any manner it sees fit, but all such determinations hereunder shall be made as if the Bank have actually funded and maintained that portion of the principal balance of the Revolving Note to which a Eurodollar Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Revolving Note to which such Eurodollar Loan is applicable and having a maturity corresponding to such Interest Period. The Bank may fund the outstanding principal balance of the Revolving Note which is to be subject to any Eurodollar Loan from any branch or office of the Bank as the Bank may designate from time to time.

        (f) Indemnity. Borrower shall indemnify and hold harmless the Bank against all reasonable and necessary out-of-pocket costs and expenses which the Bank may sustain (i) if (other than as a result of a default by the Bank hereunder) the making of any loan or loans as a Eurodollar Loan does not occur on the date, if any, specified therefor in the notice given by Borrower pursuant to
Section 2(c)(ii), (ii) as a consequence of any default by Borrower under this Agreement, or (iii) any other loss suffered by the Bank as a result of the making of any loan or loans as a Eurodollar Loan.

        (g) Payments Not at End of Interest Period. If the Borrower make any payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Loan, then Borrower shall reimburse the Bank on demand for any loss, cost or expense incurred by the Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the cost of funds to the Bank in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if the Bank is able to redeposit such principal amount so paid for the balance of the Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank in redepositing such principal amount. A certificate of Bank setting forth the basis for the determination of the amount owed by Borrower pursuant to this Section 5(g) shall be delivered to the Borrower and shall be conclusive in the absence of manifest error.

        6. Collateral Security. To secure the performance by Borrower of their obligations hereunder, and under the Note and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower shall contemporaneously with or prior to the execution of this Agreement and the Note, grant and assign to the Bank a first and prior security interest and Lien on certain of its Oil and Gas Properties, and on certain related equipment, oil and gas inventory and proceeds of the foregoing. To further secure the foregoing, Bank shall have the right to acquire the note and liens previously granted to the Midland or any holders thereof by Borrower. All Oil and Gas Properties and other collateral in which Borrower have herewith granted or hereafter grants to the Bank a first and prior Lien (to the satisfaction of the Bank) in accordance with this
Section 6 or Oil and Gas Properties covered by the Liens which are acquired by Bank from the Midland or any holders thereof, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

     The granting and assigning of such security interests and Liens by Borrower shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Bank. Concurrently with the delivery of each of the Security Instruments, Borrower shall furnish to the Bank mortgage and title opinions and other documents reasonably satisfactory to Bank with respect to the title and Lien status of Borrower's interests in such of the Oil and Gas Properties covered by the Security Instruments as Bank shall have designated. Borrower will cause to be executed and delivered to the Bank, in the future, additional Security Instruments if the Bank reasonably deems such are necessary to insure perfection or maintenance of Bank's security interests and Liens in the Oil and Gas Properties or any part thereof.

        7.   Borrowing Base.

            (a) Initial Borrowing Base. During the period from the date hereof to the next Determination Date (as hereinafter defined), (i) the Borrowing Base shall be $10,500,000.00, and
(ii) the Monthly Commitment Reduction shall be $130,000.00 per month.

            (b) Subsequent Determinations of Borrowing Base Subsequent determinations of the Borrowing Base shall be made by the Bank at least semi-annually on June 30 and December 31 of each year, beginning June 30, 1996, or as Unscheduled Redeterminations. In connection with each such redetermination of the Borrowing Base, the Bank shall also redetermine the Monthly Commitment Reduction and the economic half life of the Oil and Gas Properties (the "Half Life"). Borrower shall furnish to the Bank as soon as possible but in any event no later than March 31 of each year, beginning
March 31, 1996, with an engineering report in form and substance satisfactory to Bank prepared by Schlumberger GeoQuest or other independent petroleum engineer acceptable to Bank covering the Oil and Gas Properties utilizing pricing parameters used by Bank as established from time to time, together with such other information concerning the value of the Collateral as the Bank may deem necessary to determine the value of such Collateral. By October 31 of each year, beginning October 31, 1996, or within thirty (30) days after either (i) receipt of notice from Bank that it requires an Unscheduled Redetermination, or (ii) Borrower give notice to Bank of their desire to have an Unscheduled Redetermination performed, Borrower shall furnish to Bank an engineering report in form and substance satisfactory to Bank prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties using substantially the same methodology utilized by the independent petroleum engineer who prepared the most recent independent engineering report, together with such other information, reports and data concerning the value of the Collateral as the Bank shall deem reasonably necessary to determine the value of such Collateral. Bank shall notify Borrower of the new Borrowing Base, Monthly Commitment Reduction and Half Life for the period beginning on the date of such notice (herein called the "Determination Date") and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Bank, the Bank shall notify Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, Monthly Commitment Reduction and Half Life, if any, and such new Borrowing Base, Monthly Commitment Reduction and Half Life shall continue until the next Determination Date. If Borrower do not furnish all such information, reports and data by the date specified in this
Section 7(b), unless such failure is of no fault of Borrower, the Bank may nonetheless designate the Borrowing Base, Monthly Commitment Reduction and Half Life at any amounts which the Bank determines in its discretion and may redesignate the Borrowing Base, Monthly Commitment Reduction and Half Life from time to time thereafter until the Bank receives all such information, reports and data, whereupon the Bank shall designate a new Borrowing Base, Monthly Commitment Reduction and Half Life as described above. The Bank shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its discretion (using such methodology, assumptions and discounts rates as Bank customarily uses in assigning collateral value to oil and gas properties) assigns to such Oil and Gas Properties of Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its affiliates) as the Bank customarily considers in evaluating similar oil and gas credits. If at any time any of the Collateral is sold by Borrower, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the value attributable to such Collateral for Borrowing Base purposes. It is expressly understood that the Bank has no obligation to designate the Borrowing Base or the Monthly Commitment Reduction or the Half Life at any particular amount, except in the exercise of its discretion, whether in relation to the Revolving Commitment or otherwise, and that the Bank's commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect. Provided, however, that the Bank shall never have the obligation to designate a Borrowing Base in excess of its legal or internal lending limits.

     8.  Fees.

        (a) Unused Portion Fee. For and in consideration of the Revolving Commitment, Borrower shall pay to Bank an Unused Portion Fee (hereinafter referred to as the "Unused Portion Fee") equivalent to three-eighths of one percent (3/8%) per annum on the daily average of the unadvanced amount of the Borrowing Base. The Unused Portion Fee shall be payable in arrears on the first Business Day of each calendar quarter beginning July 1, 1996 (with the payment due on July 1, 1996 to cover the period from the Effective Date until July 1, 1996), with the final fee payment due on the Revolving Maturity Date for any period then ending for which the Unused Portion Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such quarterly period, Borrower shall pay to Bank, on the date of such termination, the pro rated portion of the total Unused Portion Fee due for the period in which such termination occurs.

        (b) Commitment Fee. For and in consideration of the Advance Line of Credit, Borrower shall pay to Bank an Commitment Fee (hereinafter referred to as the "Commitment Fee") equivalent to three-fourths of one percent (3/4%) per annum on the daily average of the unadvanced amount of the Advance Line of Credit. The Commitment Fee shall be payable in arrears on the first Business Day of each calendar quarter beginning July 1, 1996 (with the payment due on July 1, 1996 to cover the period from the Effective Date until July 1, 1996), with the final fee payment due on the Advance Loan Maturity Date for any period then ending for which the Commitment Fee shall not have been theretofore paid. In the event the Advance Line of Credit terminates on any date prior to the end of any such quarterly period, Borrower shall pay to Bank, on the date of such termination, the pro rated portion of the total Commitment Fee due for the period in which such termination occurs.

        (c) Facility Fee. For and in consideration of the Advance Line of Credit, Borrower shall pay to Bank on the Effective Date a Facility Fee (hereinafter referred to as the "Facility Fee") in the amount of $50,000.00.

        (d) Borrowing Base Increase Fee. Borrower agrees to pay to Bank from time to time a Borrowing Base Increase Fee (hereinafter referred to as the "Borrowing Base Increase Fee") equal to one-half of one percent (1/2%) per annum of the amount of any increase in the Borrowing Base from the amount of the Borrowing Base set as of the preceding Determination Date, said Borrowing Base Increase Fee to be payable upon notice to Borrower of such increase.

    9.  Prepayments.

        (a) Voluntary Prepayments of Notes. The Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least one (1) Business Day's notice to Bank and shall be in a minimum amount of $100,000 or the unpaid balance on the Notes or Notes being prepaid, whichever is less. Provided, however, that if Borrower shall prepay the principal of any Eurodollar Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall make the additional payments, if any, required by Section 5(g) hereof.

        (b) Mandatory Prepayment of Revolving Note. In the event the aggregate principal amount outstanding on the Revolving Note ever exceeds the Borrowing Base as determined by Bank pursuant to
Section 7(b) hereof, Borrower shall, within thirty (30) days after notification from the Bank, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Bank with additional collateral with value and quality in amounts satisfactory to the Bank in its sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Revolving Note in an amount at least equal to such excess plus interest thereon to the date of such prepayment.

        (c) Mandatory Prepayment of Advance Line of Credit. In the event the Borrowing Base as determined by Bank pursuant to
Section 7(b) hereof increases, Borrower shall within ten (10) days of receipt of notice of such increase, either (i) give Bank written notice of its intent to use all or any part thereof of such increased availability to acquire proven oil and gas reserves, and complete any such acquisition within sixty (60) days or (ii) use the increased capacity, or any portion thereof not used in accordance with Section 9(c)(i) hereof, to prepay, without premium or penalty, the principal amount of the Advance Note in an amount equal to such increased availability or such portion thereof.

        10. Representations and Warranties. In order to induce the Bank to enter into this Agreement, Borrower and Guarantor hereby represent and warrant to the Bank (which representations and warranties will survive the delivery of the Note) that:

        (a) Corporate Existence. Borrower and Guarantor are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify could result in Material Adverse Effect.

        (b) Corporate Power and Authorization. Borrower is duly authorized and empowered to create and issue the Notes; and Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement; and all corporate and other action on Borrower's part requisite for the due creation and issuance of the Notes and on the Borrower's part requisite for the due execution, delivery and performance of the Security Instruments, including this Agreement has been duly and effectively taken.

        (c) Guarantor. The Guarantor is duly authorized and empowered to execute and deliver its Guaranty, and all corporate actions on Guarantor's part requisite for the due execution, delivery and performance of its Guaranty have been duly and effectively taken. The Guaranty constitutes the valid and binding obligation of Guarantor enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally). The execution and delivery of the Guaranty by the Guarantor does not require the consent or approval of any other person or entity nor does such execution and delivery violate the provisions of any contract, agreement, law, regulation, order, injunction, decree or writ to which Guarantor is subject.

        (d) Binding Obligations. This Agreement does, and the Notes and other Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

        (e) No Legal Bar or Resultant Lien. The Notes, the Security Instruments, including this Agreement, do not and will not, to the best of Borrower's knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement.

        (f) No Consent. The execution, delivery and performance by Borrower of the Notes and the Security Instruments, including this Agreement does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases (all of which consents have been obtained by Borrower) and other than those the failure to obtain could cause a Material Adverse Effect.

        (g) Financial Condition. The Financial Statements of Borrower dated September 30, 1995 and the Financial Statements of Guarantor dated September 30, 1995 which have been delivered to Bank are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower and Guarantor as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. No change has since occurred in the condition, financial or otherwise, of Borrower or Guarantor which could have a Material Adverse Effect, except as disclosed to the Bank in Schedule "2" attached hereto.

        (h) Liabilities. Neither Borrower nor Guarantor have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Bank in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower which could have a Material Adverse Effect.

        (i) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Bank in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower or Guarantor, threatened against or affecting Borrower or Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which could have a Material Adverse Effect.

        (j) Taxes; Governmental Charges. Borrower and Guarantor have each filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could have a Material Adverse Effect, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

        (k) Titles, Etc. Borrower and Guarantor each have good and defensible title to all of its assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

        (l) Defaults. Neither Borrower nor Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or Guarantor is a party in any respect that could have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

        (m) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of Borrower and Guarantor delivered to Bank, neither the business nor the assets or properties of Borrower or Guarantor have been affected (to the extent it could have a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

        (n) Use of Proceeds; Margin Stock. The proceeds of the Revolving Loan will be used by Borrower for the purposes of refinancing of existing debt, for development drilling, for acquisitions of oil and gas properties and payment of approved payables. The proceeds of the Advance Loan will only be used by Borrower for the Drilling Program. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

     Neither Borrower, Guarantor nor any person or entity acting on behalf of Borrower or Guarantor have taken or will take any action which might cause the loans hereunder or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

        (o) Location of Business and Offices. The principal places of business of Borrower and Guarantor are located at 999
18th Street, Suite 1700, Denver, Colorado 80202.

        (p) Compliance with the Law. To the best of Borrower's and Guarantor's knowledge, neither Borrower nor Guarantor:

               (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; and

               (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

        (q) No Material Misstatements. No information, exhibit or report furnished by Borrower or Guarantor to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

        (r) Not A Utility. Neither Borrower nor Guarantor is an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; (iv) provision of telephone or telegraph service to others; (v) production, transmission, or distribution and sale of steam or water; (vi) operation of a railroad; or (vii) provision of sewer service to others.

        (s) ERISA. Borrower and Guarantor are each in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower which is reasonably likely to cause a Material Adverse Effect.

        (t) Public Utility Holding Company Act. Neither Borrower nor Guarantor is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (u) Subsidiaries. All of Borrower's subsidiaries are listed on Schedule "5" hereto.

        (v) Environmental Matters. Except as disclosed on Schedule "6", neither Borrower nor Guarantor (i) has received notice or otherwise learned of any Environmental Liability which could individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which could individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or Guarantor is or may be liable which could result in a Material Adverse Effect.

        (w) Liens. Except for Permitted Liens, the assets and properties of Borrower and Guarantor are free and clear of all liens and encumbrances.

    11.  Conditions of Lending.

        (a) The obligation of the Bank to make the initial Advance under the Revolving Commitment and the initial Advance under the Advance Line of Credit shall be subject to the following conditions precedent:

            (i) Execution and Delivery. (A) Borrower shall have executed and delivered to the Bank the Notes, the Security
Instruments and other required documents, and (B) Guarantor shall have executed and delivered its Guaranty in the form of Exhibit "D" hereto, all in form and substance satisfactory to the Bank;

            (ii) Legal Opinion. The Bank shall have received from Borrower's and Guarantor's legal counsel a favorable legal opinion in form and substance satisfactory to Bank (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e), (f) and (i) hereof, and (ii) as to such other matters as Bank or its counsel may reasonably request;

            (iii) Corporate Resolutions. The Bank shall have received appropriate certified corporate resolutions of Borrower and Guarantor;

            (iv) Good Standing and Existence. The Bank shall have received evidence of existence and good standing for the Borrower and Guarantor;

            (v) Incumbency. The Bank shall have received a separate signed certificate of the officers of Borrower and Guarantor, certifying the names of each of the officers of Borrower or Guarantor authorized to sign loan documents on behalf of the Borrower and Guarantor, together with the true signatures of each such officer. The Bank may conclusively rely on such certificate until the Bank receives a further certificate of the authorized officers of Borrower and Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

            (vi) Articles of Incorporation and Bylaws. The Bank shall have received copies of the Articles of Incorporation of Borrower and Guarantor and all amendments thereto, certified by the Secretary of State of the state of the Borrower's and Guarantor's incorporation and a copy of the bylaws of the Borrower and Guarantor and all amendments thereto, certified by one or more officers of Borrower and Guarantor as being true, correct and complete;

            (vii)  Title.  The Bank shall have received
satisfactory evidence as to the state of the title to the Oil and Gas Properties;

            (viii) Release. The Bank shall have received one or more executed copies of a Release executed by Midland releasing all liens held by Midland on the Borrower's Oil and Gas Properties and other assets;

            (ix)  Drilling Program.  The Bank shall have approved
Borrower's Drilling Program.

            (x) Other Documents. The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Bank; and

            (xi) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Bank retained at the expense of Borrower.

        (b)  The obligation of the Bank to make any Advance
(including the initial Advance) on the Revolving Commitment or Advance Line of Credit shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

            (i) Representation and Warranties. With respect to any Advance, the representations and warranties of Borrower and Guarantor under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

            (ii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

            (iii) Other Documents. The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Bank; and

            (iv) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Bank retained at the expense of Borrower.

    12. Affirmative Covenants. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, Borrower and Guarantor will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as any part of the Revolving Commitment or Advance Line of Credit is in existence.

        (a) Financial Statements and Reports. Borrower shall promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Borrower, as the Bank may reasonably request, and will furnish to the Bank:

            (i) Annual Audited Financial Statements - as soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consolidated and consolidating Financial Statements of the Borrower and the Guarantor, prepared in accordance with GAAP and accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Bank;

            (ii) Quarterly Financial Statements - as soon as available, and in any event within forty-five (45) days after the end of each calendar quarter of each year (except the last calendar quarter in any fiscal year), the quarterly consolidated and consolidating unaudited Financial Statements of the Borrower and Guarantor prepared in accordance with GAAP;

            (iii)  Monthly Lease Operating Reports - within thirty
(30) days after the end of each month, a monthly report, in form and substance reasonably satisfactory to Bank, indicating sales volumes, sales revenues, production taxes, operating expenses, net operating income and capital expenditures and other production information from the Oil and Gas Properties, with detailed calculations and worksheets, all in form and substance reasonably satisfactory to Bank;

            (iv) Report on Properties - as soon as available and in any event on or before March 31, 1996, and thereafter on March 31, and October 31 of each calendar year, and at such other times as the Bank, in accordance will Section 7 hereof, may request, the engineering reports required to be furnished to the Bank under such
Section 7 on the Oil and Gas Properties;

            (v) Budget - contemporaneously with the delivery of the engineering information required above in Subsection 12(a)(iv), provide a budget setting forth all anticipated sources and uses of funds for the succeeding twelve (12) months; and

            (vi) Additional Information - promptly upon request of the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

    All such information, reports, balance sheets and Financial
Statements referred to in Subsection 12(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

        (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and each of the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrower and Guarantor will furnish or cause to be furnished to the Bank a certificate in the form of Exhibit "D" attached hereto, signed by the President, or chief financial officer of the Borrower and the Guarantor (i) stating that the Borrower and the Guarantor have fulfilled in all material respects their respective obligations under the Note, the Guaranty and the Security Instruments, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of the Borrower and the Guarantor in all material respects with any of their respective representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(c),
(d), (e) and (f); and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

        (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to
Section 12(a)(i) hereof, Borrower and Guarantor shall furnish a statement from the firm of independent public accountants which prepared the consolidated Financial Statements to the effect that, in conducting the aforementioned audit, nothing came to their attention that caused them to believe that Mallon Resources was not in compliance with the provisions of Section 13 subsections
(c), (d) and (e) of this Agreement, insofar as they relate to accounting matters, or, if an instance of non-compliance was noted, specifying its nature and period of existence.

        (d) Taxes and Other Liens. The Borrower and Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or Guarantor or upon the income or any assets or property of the Borrower or Guarantor as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower or Guarantor and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that Borrower and the Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and Borrower or the Guarantor, as the case may be, shall have set up adequate reserves therefor, if required, under GAAP.

        (e) Compliance with Laws. Borrower and Guarantor will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

        (f) Further Assurances. Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Note and the Security Instrument, including this Agreement. Borrower at its sole expense will promptly execute and deliver to Bank upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Note or more fully to state the obligations set out herein. Guarantor, at its sole expense, will cure, or cause to be cured promptly any defect in the execution and delivery of the Guaranty.

        (g) Performance of Obligations. Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified. The Guarantor will do and perform every act and discharge all other obligations provided to be performed and discharged by Guarantor under the Guaranty and this Agreement.

        (h) Insurance. Borrower and Guarantor now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to their assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Bank, Borrower and Guarantor will furnish or cause to be furnished to the Bank from time to time a summary of the respective insurance coverage of Borrower and Guarantor in form and substance satisfactory to the Bank, and, if requested, will furnish the Bank copies of the applicable policies. Upon demand by Bank any insurance policies covering any such property shall be endorsed
(i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Bank, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Bank may reasonably require. Borrower and Guarantor shall at all times maintain adequate insurance with respect to the Collateral and other oil and gas properties against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Borrower and Guarantor shall at all times maintain cost of control of well insurance with respect to the Collateral which shall insure Borrower against seepage and pollution expense if deemed economical in the reasonable discretion of Borrower; redrilling expense; and cost of control of well; fires, blowouts, etc. Additionally, Borrower and Guarantor shall at all times maintain adequate insurance with respect to all of their other assets and wells in accordance with prudent business practices.

        (i) Accounts and Records. Borrower and Guarantor will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes required by GAAP or suggested by Borrower's or Guarantor's auditors.

        (j) Right of Inspection. Borrower and Guarantor will permit any officer, employee or agent of the Bank to examine Borrower's and Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Bank may reasonably request. The Bank will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Bank's officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Bank's rights and remedies and this Agreement, the Notes and the Security Instruments.

        (k) Notice of Certain Events. Borrower and Guarantor shall promptly notify the Bank if Borrower or Guarantor learns of the occurrence of (i) any event which constitutes an Event of Default, together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting the Borrower or Guarantor, or any of the assets or properties of the Borrower which, if adversely determined, could have a Material Adverse Effect; or (iii) any dispute between the Borrower or Guarantor and any governmental or regulatory body or any other person or entity which, if adversely determined, could cause a Material Adverse Effect; or (iv) any other matter which in Borrower's or Guarantor's opinion could have a Material Adverse Effect.

        (l) ERISA Information and Compliance. Borrower and Guarantor will promptly furnish to the Bank immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the chief financial officer of the Borrower or Guarantor, as the case may be, specifying the nature thereof, what action Borrower or Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

        (m) Environmental Reports and Notices. Borrower and Guarantor will deliver to the Bank (i) promptly upon its becoming available, one copy of each report sent by the Borrower or Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's or Guarantor's learning that they have received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which could have a Material Adverse Effect or which release Borrower or Guarantor would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of the Borrower or Guarantor, and Borrower or Guarantor shall immediately deliver a copy of any such notice to Bank.

        (n) Maintenance. Borrower and Guarantor will (i) observe and comply in all material respects with all Environmental Laws;
(ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower or Guarantor exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower or Guarantor under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could result in a Material Adverse Effect; and (iv) furnish Bank upon request evidence satisfactory to Bank that there are no Liens, claims or encumbrances superior to the Lien of Bank on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

        (o) Operation of Properties. Except as provided in Subsection 12(p) and (q) below, Borrower and Guarantor will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that Borrower and Guarantor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

        (p)  Compliance with Leases and Other Instruments.
Borrower and Guarantor will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payments and indebtedness required to be paid by the Borrower or Guarantor (or required to keep unimpaired in all material respects the rights of Borrower or Guarantor in the Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of the Borrower or Guarantor by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to the Borrower or Guarantor or any of the Oil and Gas Properties and do all other things necessary of the Borrower or Guarantor to keep unimpaired in all material respects the rights of the Borrower or Guarantor thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require the Borrower or Guarantor to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent the Borrower or Guarantor from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower or Guarantor exercised in good faith, it is not in the best interest of the Borrower or Guarantor to perpetuate the same.

        (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than Borrower or Guarantor, Borrower and Guarantor shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of Borrower or Guarantor; however, Borrower and Guarantor agree to promptly take all actions available under any operating agreements or otherwise to bring about the performance of any such undertakings required to be performed thereunder.

        (r) Title Matters. Within ninety (90) days after the date of this Agreement, Borrower shall provide additional title opinions and/or acceptable title information on the Oil and Gas Properties listed on Schedule "7" hereto. As to any Oil and Gas Properties hereafter mortgaged to Bank, Borrower will promptly (but in no event more than sixty (60) days following such mortgaging), furnish Bank with title opinions and/or title information reasonably satisfactory to Bank showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

        (s) Curative Matters. Within ninety (90) days after the date hereof with respect to matters listed on Schedule "8" and, thereafter, within ninety (90) days after receipt by Borrower from Bank or its counsel of written notice of title defects the Bank reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Bank, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Bank for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within ninety (90) days of such substitution, provide title opinions or title information satisfactory to the Bank covering the Oil and Gas Properties so substituted.

        (t) Change of Principal Place of Business. Borrower shall give Bank at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 10(n) hereof.

     13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, Borrower and Guarantor will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as any part of the Revolving Commitment or Advance of Line of Credit is in existence.

        (a) Liens. Neither Borrower nor Guarantor will create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its assets or properties except
Permitted Liens.

        (b) Consolidations, Mergers and Sales of Assets. Neither Borrower nor Guarantor will consolidate or merge with or into any other Person, except that the Borrower or Guarantor may merge with another Person if (i) the Borrower or Guarantor is the corporation surviving such merger, or (ii) Bank has consented to such mergers or consolidations, and (iii) if, after giving effect thereto, no Event of Default shall have occurred and be continuing.

        (c) Current Ratio. Borrower and Guarantor will not suffer or permit their ratio of consolidated Current Assets to consolidated Current Liabilities to ever be less than 1.0 to 1.0.

        (d) Debt Service Ratio. Borrower and Guarantor will not suffer or permit their ratio of consolidated Cash Flow to consolidated Debt Service to ever be less than 1.10 to 1.00 after January 1, 1996, said ratio to be tested quarterly for the preceding twelve (12) months ( or the appropriate portion thereof during calendar year 1996).

        (e) Minimum Tangible Net Worth. Borrower and Guarantor will not suffer or permit their consolidated Tangible Net Worth to ever be less than $15,000,000.00.

        (f) Total Bank Debt. Borrower will not permit the amount of its Total Bank Debt to exceed an amount equal to (i) seventy-five percent (75%) of the present value (discounted at 10%) of the Oil and Gas Properties as determined by the Bank (the "Present Value") during the six month period from the Effective Date to September 30, 1996; (ii) seventy percent (70%) of Present Value during the six month period from October 1, 1996 to March 31, 1997; and (ii) sixty five percent (65%) of Present Value during the six month period from April 1, 1997 to the Advance Loan Maturity Date.

        (g) Debts, Guaranties and Other Obligations. Neither Borrower, Guarantor or any of their Subsidiaries will incur, create, assume or in any manner become or be liable in respect of any indebtedness, liabilities or other obligations, nor will the Borrower or Guarantor or any of their Subsidiaries guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

            (i) the Notes, or other indebtedness of Borrower and Guarantor heretofore disclosed to Bank in Borrower's or Guarantor's Financial Statements or on Schedule "9" hereto;

            (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

            (iii) indebtedness incurred in the ordinary course of business as such business is being conducted on the Effective Date; or

            (iv) renewals and extensions of any or all of the foregoing.

        (h) Dividends. Neither Borrower nor Guarantor will declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stockholders, or make any distribution or its assets to its stockholders as such; provided, however, that the foregoing restriction shall not apply to (i) cash dividends paid by Guarantor on preferred stock outstanding on the Effective Date, or
(ii) reimbursements to Guarantor by Borrower of amounts incurred by Guarantor to pay Borrower's general and administrative expenses in connection with Borrower's oil and gas operations, or (iii) dividends by Guarantor of Laguna Gold Company stock to its shareholders so long as no Event of Default has occurred and is continuing or would occur as the result of payment of any such cash dividends or reimbursement of general and administrative expenses.

        (i) Loans and Advances. Neither Borrower nor Guarantor shall make or permit to remain outstanding any loans or advances to any person or entity, except that the foregoing restriction shall not apply to:

            (i) loans, advances or investments the material details of which have been set forth in the Financial Statements of Borrower and Guarantor heretofore furnished to Bank or have otherwise heretofore been disclosed to Bank on Schedule "10" hereto;

            (ii) advances made or accounts receivable created in the ordinary course of Borrower's oil and gas business; or

            (iii)  advances made by Guarantor to its wholly-owned
Subsidiaries to cover general and administrative expenses of such Subsidiaries.

        (j) Investments. Neither Borrower nor Guarantor shall make any investments in any Person or entity, except such restriction shall not apply to:

            (i)  investments and direct obligations of the United
States of America or any agency thereof;

            (ii) investments in certificates of deposit issued by Bank or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

            (iii) investments in insured money market funds and other similar accounts at Bank or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett.

        (k) Sale or Discount of Receivables. Neither Borrower nor Guarantor will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of their notes receivable or accounts receivable.

        (l) Nature of Business. Neither Borrower nor Guarantor will permit any material change to be made in the character of their business as carried on at the date hereof.

        (m) Hedging Transactions. Neither Borrower Nor Guarantor will enter into any transaction providing (i) for the hedging, forward sale or swap of crude oil, natural gas or any other commodity, or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to (i) transactions consented to in writing in advance by the Bank which are on terms acceptable to the Bank and (ii) Pre-Approved Contracts. "Pre-Approved Contracts" means any contract or agreement to hedge, forward sell or swap crude oil or natural gas or otherwise sell up to 75% of expected future production volumes from proven developed producing reserves for a period of not longer than twenty-four (24) months and at an effective price not less than the then-current base pricing policy used by the Bank in determining borrowing base calculations for its petroleum industry customers.

        (n)  Amendment of Articles of Incorporation or Bylaws.
Neither Borrower nor Guarantor will permit any amendment to, or other alteration of, their Articles of Incorporation or Bylaws.

        (o) Sale of Assets. Neither Borrower nor Guarantor shall sell, transfer or otherwise dispose of any of its assets except
(i) for production from oil, gas and mineral property and other assets sold in the ordinary course of Borrower's or Guarantor's business and (ii) for the sale of the stock of Laguna Gold Company by Guarantor. In the event any Oil and Gas Properties (other than production sold in the ordinary course of business) are sold with the prior written consent of the Bank, Borrower shall pay over to Bank an amount equal to the value attributable of such Oil and Gas Properties for Borrowing Base purposes.

        (p)  Transactions with Affiliates.  Neither Borrower nor
Guarantor will enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with a unrelated third party.

     14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

        (a) Borrower shall fail to pay when due or declared due the principal of, and the interest on, either of the Notes or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement or any other Security Instrument; or

        (b) Any representation or warranty made by Borrower or Guarantor under this Agreement or any other Loan Document, or in any certificate or statement furnished or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including Financial Statements), certificate, report or other data furnished or to be furnished or made by Borrower or Guarantor under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

        (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower or Guarantor contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after notice thereof from Bank to Borrower; or

        (d) Default shall be made in the due observance or performance of any of the covenants of the Borrower or Guarantor contained in Section 13 of this Agreement; or

        (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which the Borrower or Guarantor is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of the Borrower or Guarantor or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

        (f) The Borrower or Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action or authorizing the foregoing; or

        (g) An involuntary case or other proceeding, shall be commenced against the Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

        (h) A final judgment or order for the payment of money in excess of $100,000.00 (or judgments or orders aggregating in excess of $100,000.00) shall be rendered against the Borrower or Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

        (i) The aggregate principal amount outstanding under the Revolving Note shall exceed the Borrowing Base established for the Revolving Note and Borrower shall fail to either provide additional Collateral or prepay a portion of the principal of the Revolving Note, in compliance with the provisions of Section 9(b) hereof; or

        (j)  A Change of Management shall occur.

     Upon occurrence of any Event of Default specified in Subsections 14(f) and (g) hereof, the Revolving Commitment shall terminate and the entire principal amount due under the Note and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Bank may by notice to Borrower terminate the Revolving Commitment and the Advance Line of Credit and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower and Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower or Guarantor under the Note and the Loan Documents, including this Agreement and the Guaranty, irrespective of whether or not the Bank shall have made any demand under the Loan Documents, including this Agreement or the Note and although such indebtedness may be unmatured. Any amount set-off by the Bank shall be applied against the indebtedness owed the Bank by Borrower pursuant to this Agreement and the Note. The Bank agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

    15. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Security Agreement, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     16. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered, faxed and confirmed by telephone call, or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:
(a) BORROWER AND GUARANTOR: c/o MALLON RESOURCES CORPORATION, 999 18TH STREET, SUITE 1700, DENVER, COLORADO 80202, Facsimile No.
(303) 293-3601, Attention: George O. Mallon, Jr., President; and
(b) BANK: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Facsimile No. 214-290-2627, Attention: Reed V. Thompson, Vice President. Any such notice or other communication shall be deemed to have been given on the day it is personally delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section.

     17. Expenses. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank in connection with the preparation of any participation agreement for a participant or participants requested by Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

     18. Indemnity. The Borrower and Guarantor agree to indemnify and hold harmless the Bank and its respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) ("Claim") incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower, Guarantor or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower and Guarantor to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrower and Guarantor to the Bank hereunder and under the Note, provided that the Borrower and Guarantor shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's and Guarantor's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower and Guarantor may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

    19. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

    20. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the Bank ever receives, collects or applies as interest any such excess, or if acceleration of the maturities of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of the Notes are paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the maximum lawful rate under applicable law.

     21. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

    22. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

    23. Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Security
Instruments, the terms or provisions contained in this Agreement shall be controlling.

    24. Survival. All covenants, agreements, undertakings, representations and warranties made in the Security Instruments, including this Agreement, the Note or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

    25. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower or Guarantor may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations hereunder.

    26. Participations. The Bank shall have the right at any time and from time to time to sell one or more participations in the Notes or any Advance thereunder. To the extent of any such participation the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower or the Guarantor to the Bank. The Borrower and the Guarantor shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat the Bank as the sole owner of the Notes without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to the Borrower or the Guarantor or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower or the Guarantor against the payment of the Notes and any other obligations of the Borrower or the Guarantor hereunder, provided, however, none of the rights granted in this Section shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within five (5) Business Days after such setoff or appropriation by a participant, that participant shall give Borrower and Bank written notice thereof. However, a failure to give such notice will not affect the validity of this setoff or appropriation.

    27. Financial Terms. All accounting terms used in the Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

    28. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

    29. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWER AND GUARANTOR UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR GUARANTOR WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS, TEXAS AND BORROWER AND GUARANTOR HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER OR GUARANTOR, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 16. BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    30. Other Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWER:

                              MALLON OIL COMPANY
                              a Colorado corporation

                              By:  /s/ Kevin M. Fitzgerald
                                   Kevin M. Fitzgerald,
                                   President

                              GUARANTOR:

                              MALLON RESOURCES CORPORATION,
                              a Colorado corporation

                              By:  /s/ Roy K. Ross
                                   Roy K. Ross,
                                   Executive Vice President

                              BANK:

                              BANK ONE, TEXAS, N.A.,
                              a national banking association

                              By:  /s/ Reed V. Thompson
                                   Reed V. Thompson, Vice President